Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(8,105,321)
Realized Trading Gain (Loss) on Short-Term Investments	17
Unrealized Gain (Loss) on Market Value of Futures	785,790
Dividend Income	27
Interest Income	895
ETF Transaction Fees	3,150
Total Income (Loss)	$(7,315,442)

Expenses
Professional Fees	$22,785
General Partner Management Fees	22,178
Brokerage Commissions	4,014
Non-interested Directors' Fees and Expenses	350
Prepaid Insurance Expense	325
Total Expenses	49,652
Expense Waiver	(23,037)
Net Expenses	$26,615
Net Income (Loss)	$(7,342,057)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/14	$35,864,746
Additions (800,000 Shares)	19,019,743
Withdrawals (250,000 Shares)	(6,123,042)
Net Income (Loss)	(7,342,057)

Net Asset Value End of Month	$41,419,390
Net Asset Value Per Share (1,850,000 Shares)	$22.39

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612